Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Keishi High, Investor Relations Officer
817-367-4640
Keishi.High@OmniAmerican.com

OmniAmerican Bancorp, Inc. Announces
Third Quarter 2014 Earnings

Fort Worth, Texas — October 31, 2014 - OmniAmerican Bancorp, Inc. (NASDAQ: OABC), the holding company for OmniAmerican Bank, today announced earnings for the three and nine month periods ended September 30, 2014. The financial information contained herein at and for the three and nine month periods ended September 30, 2014 is unaudited.

Third Quarter 2014 Highlights

•
OABC generated net income of $1.6 million for the third quarter of 2014 compared to net income of $2.2 million for the third quarter of 2013. This is a decrease of $594,000, or 27.0 percent. On a per share basis, third quarter 2014 earnings were $0.15 per diluted share compared to $0.21 per diluted share for the third quarter of 2013.

•
The primary contributor to the decrease in net income was a $1.7 million decrease in net interest income, partially offset by a $1.1 million decrease in noninterest expense. The decrease in net interest income was primarily due to $1.3 million in interest income recognized in July 2013 upon payoff of a loan that had been on nonaccrual. The decrease in noninterest expense resulted primarily from decreases in salaries and benefits expense, loan servicing expense, and net losses on the write-down of other real estate owned, partially offset by an increase in professional and outside services expense.

•
Growth in the commercial and mortgage loan portfolios during the nine months ended September 30, 2014 included increases of $13.6 million, or 22.7 percent, in real estate construction loans, $12.2 million, or 4.6 percent, in one- to four-family residential real estate loans, and $6.8 million, or 9.8 percent, in commercial business loans. The growth in these portfolios was primarily offset by an $87.5 million decrease in indirect automobile loans resulting from the discontinuation of our indirect lending program in October 2013. Primarily due to the decrease in the indirect automobile loans, total loans, net of the allowance for loan losses and deferred fees and discounts, decreased $57.1 million, or 6.9 percent, to $767.8 million at September 30, 2014 from $824.9 million at December 31, 2013.

•
Total assets for OABC decreased $54.0 million to $1.34 billion as of September 30, 2014 from $1.39 billion at December 31, 2013, primarily due to a $57.1 million decrease in loans, net of the allowance for loan losses and deferred fees and discounts, partially offset by a $9.9 million increase in securities classified as available for sale.

Financial Condition as of September 30, 2014 Compared with December 31, 2013

Total assets decreased $54.0 million to $1.34 billion as of September 30, 2014 from $1.39 billion at December 31, 2013. A decrease in loans, net of the allowance for loan losses and deferred fees and discounts of $57.1 million, was partially offset by an increase in securities available for sale of $9.9 million.

Cash and cash equivalents decreased $2.2 million, or 13.7 percent, to $13.7 million at September 30, 2014 from $15.9 million at December 31, 2013. The largest components of the decrease were cash used to originate loans of $182.7 million, cash used to purchase investment securities available for sale of $77.2 million, a net decrease in Federal Home Loan Bank advances of $59.2 million, and a net decrease in deposits of $14.8 million. These decreases in cash were partially offset by increases due to $192.7 million of cash provided by loan principal repayments, $52.5 million provided by principal repayments and maturities of securities, $42.3 million of proceeds from the sales of loans, $18.1 million of proceeds from the sales of securities available for sale, $5.0 million of proceeds from other borrowings, $3.5 million of redemptions of other investments, and $2.6 million of proceeds from the sales of repossessed assets during the nine months ended September 30, 2014.

Securities classified as available for sale increased $9.9 million, or 2.3 percent, to $440.7 million at September 30, 2014 from $430.8 million at December 31, 2013. The increase in securities classified as available for sale was primarily attributable to purchases of securities available for sale of $77.2 million and an increase in unrealized gains of $4.6 million during the nine months ended September 30, 2014, partially offset by decreases due to principal repayments and maturities of $52.5 million, the sales of securities available for sale of $17.5 million, and the amortization of net premiums on investments of $1.9 million.

Loans, net of the allowance for loan losses and deferred fees and discounts, decreased $57.1 million, or 6.9 percent, to $767.8 million at September 30, 2014 from $824.9 million at December 31, 2013. The decrease in loans was primarily attributable to an $87.5 million decrease in indirect automobile loans resulting from the discontinuation of our indirect lending program in October 2013, partially offset by increases of $13.6 million in real estate construction loans, $12.2 million in one- to four-family residential real estate loans, and $6.8 million in commercial business loans during the nine months ended September 30, 2014.

Deposits decreased $14.8 million, or 1.8 percent, to $798.8 million at September 30, 2014 from $813.6 million at December 31, 2013, primarily due to a $14.0 million decrease in certificates of deposit. The decrease in certificates of deposits resulted from certificates of deposit that matured and were not renewed. In addition, interest-bearing demand deposits decreased $5.3 million and noninterest-bearing demand deposits decreased $672,000, while savings deposits increased $3.8 million and money market deposits increased $1.4 million during the nine months ended September 30, 2014.

Federal Home Loan Bank advances decreased $59.2 million, or 16.3 percent, to $302.8 million at September 30, 2014 from $362.0 million at December 31, 2013. The decrease in Federal Home Loan Bank advances was attributable to scheduled maturities of $150.2 million, partially offset by advances of $91.0 million during the nine months ended September 30, 2014. Other borrowings increased $5.0 million due to $5.0 million of overnight borrowings at September 30, 2014.

Stockholders’ equity increased $8.3 million, or 4.0 percent, to $215.4 million at September 30, 2014 from $207.1 million at December 31, 2013. The increase in stockholders’ equity was primarily due to net income of $4.0 million, an increase in unrealized gains on available for sale securities of $4.6 million ($3.0 million after tax), share-based compensation expense of $1.6 million, and ESOP compensation expense of $691,000 during the nine months ended September 30, 2014. These increases were partially offset by a decrease due to dividends declared of $1.6 million.

Asset Quality as of September 30, 2014 Compared with December 31, 2013

Non-performing assets decreased $1.4 million, or 26.8 percent, to $3.9 million, or 0.29 percent of total assets, as of September 30, 2014, from $5.4 million, or 0.39 percent of total assets, as of December 31, 2013. This decrease was primarily attributable to a $1.8 million decrease in non-accrual loans, due primarily to the foreclosure of two one- to four-family residential real estate loans during the nine months ended September 30, 2014 with balances totaling $884,000 at December 31, 2013 and repayment of a non-performing commercial business loan in March 2014 with a balance of $417,000 at December 31, 2013. These decreases in non-performing assets were partially offset by a $754,000 increase in other real estate owned, primarily due to the foreclosure of two one- to four-family residential real estate loans, partially offset by the sale of a foreclosed property with a balance of $228,000.

Operating Results for the Three Months Ended September 30, 2014 Compared with the Three Months Ended September 30, 2013

Net income decreased $594,000, or 27.0 percent, to $1.6 million, or $0.15 per diluted share, for the quarter ended September 30, 2014 from $2.2 million, or $0.21 per diluted share, for the quarter ended September 30, 2013.

Net interest income decreased $1.7 million, or 14.4 percent, to $9.9 million for the quarter ended September 30, 2014 from $11.6 million for the quarter ended September 30, 2013. Total interest income decreased $1.8 million, or 14.0 percent, to $11.6 million for the quarter ended September 30, 2014 from $13.4 million for the quarter ended September 30, 2013. This decrease in interest income was primarily attributable to a $2.1 million decrease in interest income on loans, partially offset by a $227,000 increase in interest income on securities. The decrease in interest income on loans was primarily attributable to $1.3 million in interest income recognized in July 2013 upon payoff of a loan that had been on nonaccrual and a $1.1 million decrease in interest income earned on indirect auto loans resulting from the discontinuation of our indirect lending program in October 2013. Total interest expense decreased $209,000, or 11.4 percent, to $1.6 million for the quarter ended September 30,

2014 from $1.8 million for the quarter ended September 30, 2013, primarily due to a $169,000 decrease in interest expense on deposits.

We recorded a provision for loan losses of $550,000 for the quarter ended September 30, 2014 compared to a provision for loan losses of $200,000 for the quarter ended September 30, 2013. The provision for loan losses is charged to operations to bring the allowance for loan losses to a level that reflects management’s best estimate of the losses inherent in the loan portfolio. The increase in the provision for loan losses was primarily due to an increase in specific allowances on impaired loans and an increase in net chargeoffs. We recorded $325,000 in specific allowances on impaired loans with aggregate balances of $1.1 million at September 30, 2014 compared to $209,000 in specific allowances on impaired loans with aggregate balances of $1.1 million at September 30, 2013. Net chargeoffs increased $98,000, to $690,000, or 0.35 percent of average loans outstanding, for the quarter ended September 30, 2014 from $592,000, or 0.28 percent of average loans outstanding, for the quarter ended September 30, 2013. Total loans receivable decreased $92.1 million, or 10.7 percent, to $771.9 million at September 30, 2014 from $864.0 million at September 30, 2013. Non-performing loans totaled $2.6 million, or 0.33 percent of total loans at September 30, 2014, compared to $5.9 million, or 0.69 percent of total loans, at September 30, 2013. The allowance for loan losses as a percentage of non-performing loans increased to 244.73 percent at September 30, 2014 from 112.70 percent at September 30, 2013. The allowance for loan losses to total loans receivable ratio increased to 0.81 percent at September 30, 2014 from 0.77 percent at September 30, 2013.

Noninterest income decreased $316,000, or 8.3 percent, to $3.5 million for the quarter ended September 30, 2014 from $3.8 million for the quarter ended September 30, 2013, primarily due to decreases of $208,000 in service charges and other fees and $135,000 in commissions income. The decrease in service charges and other fees was primarily attributable to an $89,000 increase in the impairment of mortgage servicing rights, a $76,000 decrease in insufficient fund fees, and a $66,000 decrease in commercial loan fees. The decrease in commissions was primarily due to a decline in the sales of fixed and variable rate annuities and real estate investment trust investment products, partially offset by an increase in the sales of mutual funds.

Noninterest expense decreased $1.1 million, or 8.9 percent, to $10.8 million for the quarter ended September 30, 2014 from $11.9 million for the quarter ended September 30, 2013, primarily due to a $489,000 decrease in salaries and benefits expense, a $254,000 decrease in loan servicing costs, a $198,000 decrease in net loss on the write-down of other real estate owned, and a $146,000 decrease in software and equipment maintenance, partially offset by a $295,000 increase in professional and outside services expense. The decrease in salaries and benefits expense resulted primarily from lower salaries and wages expense related to a reduction in headcount to 274 full-time equivalents at September 30, 2014 from 306 full-time equivalents at September 30, 2013. The decrease in loan servicing costs resulted primarily from a $177,000 decrease in the provision for credit losses on unfunded loan commitments resulting from a $1.6 million decrease in the balance of unfunded commitments during the quarter ended September 30, 2014 compared to a $48.5 million increase in the balance of unfunded commitments during the quarter ended September 30, 2013. The decrease in the net losses on write-down of other real estate owned expense was primarily attributable to write-downs of other real estate owned properties to their current fair value less estimated costs to sell totaling $7,000 during the quarter ended September 30, 2014, compared to a total of $205,000 in write-downs during the quarter ended September 30, 2013. The decrease in software and equipment maintenance expense resulted primarily from contracts not being renewed or renewed at reduced costs during 2014. The increase in professional and outside services expense resulted primarily from $476,000 of expenses related to the pending merger with Southside Bancshares incurred during the quarter ended September 30, 2014, partially offset by a $100,000 decrease due to expenses accrued during the quarter ended September 30, 2013 to upgrade the software on our ATMs.

Operating Results for the Nine Months Ended September 30, 2014 Compared with the Nine Months Ended September 30, 2013

Net income decreased $774,000, or 16.1 percent, to $4.0 million, or $0.37 per diluted share, for the nine months ended September 30, 2014 from $4.8 million, or $0.46 per diluted share, for the nine months ended September 30, 2013.

Net interest income decreased $81,000, or 0.3 percent, to $29.9 million for the nine months ended September 30, 2014 from $30.0 million for the nine months ended September 30, 2013. Total interest income decreased $953,000, or 2.7 percent, to $34.9 million for the nine months ended September 30, 2014 from $35.9 million for the nine months ended September 30, 2013, primarily due to a $2.1 million decrease in interest income on loans, partially offset by a $1.2 million increase in interest income on securities. The decrease in interest income on loans was primarily attributable to the discontinuation of our indirect lending program which resulted in a $1.8 million decrease in interest income earned on indirect auto loans. The decrease in interest income on loans resulting from $1.3 million in interest income recognized in July 2013 upon payoff of a loan that had been on nonaccrual was offset by a $1.3 million increase in interest income on commercial loans resulting primarily from growth in the commercial loan portfolio. The increase in interest income on securities resulted primarily from increases in the average balance and average yield of our securities portfolio. Total interest expense decreased $872,000, or 14.9 percent, to

$5.0 million for the nine months ended September 30, 2014 from $5.9 million for the nine months ended September 30, 2013, primarily due to an $980,000 decrease in interest expense on deposits, partially offset by a $108,000 increase in interest expense on borrowed funds.

We recorded a provision for loan losses of $1.9 million for the nine months ended September 30, 2014 compared to a provision for loan losses of $1.8 million for the nine months ended September 30, 2013. The provision for loan losses is charged to operations to bring the allowance for loan losses to a level that reflects management’s best estimate of the losses inherent in the loan portfolio. The increase in the provision for loan losses was primarily due to to an increase in specific allowances on impaired loans and an increase in net chargeoffs. We recorded $325,000 in specific allowances on impaired loans with aggregate balances of $1.1 million at September 30, 2014 compared to $209,000 in specific allowances on impaired loans with aggregate balances of $1.1 million at September 30, 2013. Net chargeoffs increased $112,000, to $2.1 million, or 0.36 percent of average loans outstanding, for the nine months ended September 30, 2014 from $2.0 million, or 0.34 percent of average loans outstanding, for the nine months ended September 30, 2013. Total loans receivable decreased $92.1 million, or 10.7 percent, to $771.9 million at September 30, 2014 from $864.0 million at September 30, 2013. Non-performing loans totaled $2.6 million, or 0.33 percent of total loans at September 30, 2014, compared to $5.9 million, or 0.69 percent of total loans, at September 30, 2013. The allowance for loan losses as a percentage of non-performing loans increased to 244.73 percent at September 30, 2014 from 112.70 percent at September 30, 2013. The allowance for loan losses to total loans receivable ratio increased to 0.81 percent at September 30, 2014 from 0.77 percent at September 30, 2013.

Noninterest income decreased $2.1 million, or 16.8 percent, to $10.9 million for the nine months ended September 30, 2014 from $13.0 million for the nine months ended September 30, 2013, primarily due to decreases of $1.1 million in net gains on sales of investments, $494,000 in service charges and other fees, $396,000 in net gains on sales of loans, and $345,000 in net gains on sales of premises and equipment. The decrease in net gains on sales of investments was attributable to sales of $17.5 million of investment securities for a gain of $607,000 in the nine months ended September 30, 2014, while $44.5 million of investment securities were sold for a gain of $1.7 million in the nine months ended September 30, 2013. The decrease in service charges and other fees was primarily due to attributable to an $304,000 increase in the impairment of mortgage servicing rights and a $238,000 decrease in insufficient fund fees. The decrease in net gains on sales of loans resulted primarily from a decrease in the volume of loans sold to 238 loans sold in the nine months ended September 30, 2014 from 313 loans sold in the nine months ended September 30, 2013. The decrease in net gains on sales of premises and equipment resulted primarily from a $344,000 gain recognized on the sale of land adjacent to one of our branch locations during the nine months ended September 30, 2013.

Noninterest expense decreased $657,000, or 1.9 percent, to $33.3 million for the nine months ended September 30, 2014 from $33.9 million for the nine months ended September 30, 2013, primarily due to a $662,000 decrease in salaries and benefits expense, a $370,000 decrease in depreciation of furniture, software, and equipment, a $357,000 decrease in software and equipment maintenance expense, a $242,000 decrease in loan servicing expense, a $230,000 decrease in marketing expense, and a $198,000 decrease in the net loss on write-downs of other real estate owned, partially offset by a $1.2 million increase in professional and outside services expense. The decrease in salaries and benefits was primarily due to a $1.6 million decrease in salaries and wages expense related to a reduction in headcount to 274 full-time equivalents at September 30, 2014 from 306 full-time equivalents at September 30, 2013, partially offset by a $574,000 increase in the incentive accrual based on improved performance of loan production and branch operations and a $426,000 increase in commissions paid to employees for mortgage loan originations and sales of investment products. The decrease in depreciation of furniture, software, and equipment was due to certain assets becoming fully depreciated. The decrease in software and equipment maintenance expense resulted primarily from contracts not being renewed or renewed at reduced costs during 2014. The decrease in loan servicing expense was primarily due to a new fee structure for mortgage loans implemented in 2014, lower credit report costs due to the discontinuation of the indirect lending program in the fourth quarter of 2013, and a decrease in the provision for credit losses on unfunded loan commitments. The decrease in marketing expense was primarily due to cost savings efforts in 2014. The decrease in the net loss on write-down of other real estate owned expense was primarily attributable to write-downs of other real estate owned properties to their current fair value less estimated costs to sell totaling $29,000 during the nine months ended September 30, 2014, compared to a total of $227,000 in write-downs during the nine months ended September 30, 2013. The increase in professional and outside services was attributable to $1.3 million of expenses related to the pending merger with Southside Bancshares incurred during the nine months ended September 30, 2014.

Southside Merger

As previously announced on April 29, 2014, OmniAmerican Bancorp, Inc. entered into a definitive agreement on April 28, 2014 to merge with Southside Bancshares, Inc., headquartered in Tyler, Texas. Upon completion of the merger, the company will operate under the Southside name and brand. The transaction is expected to be completed during the fourth quarter of

2014, subject to regulatory approval and other customary closing conditions. The stockholders of OmniAmerican Bancorp, Inc. and the shareholders of Southside Bancshares, Inc., respectively, have approved the merger.

About OmniAmerican Bancorp, Inc.
OmniAmerican Bancorp, Inc. is traded on the NASDAQ Global Select Market under the symbol “OABC” and is the holding company for OmniAmerican Bank, a full-service financial institution headquartered in Fort Worth, Texas. OmniAmerican Bank operates 14 full-service branches in the Dallas/Fort Worth Metroplex and offers a full array of business/commercial services as well as consumer products and services, mortgages and retirement planning. Founded over 50 years ago, OmniAmerican Bank had $1.34 billion in assets at September 30, 2014 and is proud to provide the highest level of personal service. Additional information is available at www.OmniAmerican.com.

Cautionary Statement About Forward-Looking Information
Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of OmniAmerican Bancorp, Inc. may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions. Forward-looking statements are statements with respect to OmniAmerican Bancorp, Inc.’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause OmniAmerican Bancorp, Inc.’s actual results to differ materially from the results discussed in the forward-looking statements. For example, statements about the proposed merger involving Southside and OmniAmerican, including future financial and operating results, Southside’s and OmniAmerican’s plans, objectives, expectations and intentions, the expected timing of completion of the merger and other statements are not historical facts. Among the key factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the following: (i) the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; (ii) the risk that a condition to the closing of the merger may not be satisfied; (iii) the timing to consummate the proposed merger; (iv) the risk that the businesses will not be integrated successfully; (v) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (vi) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (vii) the diversion of management time on merger-related issues; (viii) liquidity risk affecting Southside’s and OmniAmerican’s abilities to meet its obligations when they come due; (ix) general economic conditions, either nationally or in our market areas, that are worse than expected; (x) competition among depository and other financial institutions; (xi) inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; (xii) adverse changes in the securities markets; (xiii) changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; (xiv) our ability to enter new markets successfully and capitalize on growth opportunities; (xv) our ability to successfully integrate acquired entities, if any; (xv) changes in consumer spending, borrowing, and savings habits; (xvi) changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission, and the Public Company Accounting Oversight Board; (xvii) inability of borrowers and/or third-party providers to perform their obligations to us; (xviii) the effect of developments in the secondary market affecting our loan pricing; (xix) changes in our organization, compensation, and benefit plans; (xx) changes in our financial condition or results of operations that reduce capital available to pay dividends; (xxi) changes in the financial condition or future prospects of issuers of securities that we own; (xxii) changes resulting from intense compliance and regulatory costs associated with the Dodd-Frank Wall Street Reform and Consumer Protection Act; and (xxiii) changes in our regulatory capital resulting from compliance with the final Basel III capital rules.
Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.
Additional information concerning OmniAmerican Bancorp, Inc. and its business, including additional factors that could materially affect its financial results, is included in OmniAmerican Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013 under “Business” and Item 1A. “Risk Factors,” and in OmniAmerican Bancorp, Inc.’s other filings with the Securities and Exchange Commission (the “SEC”). OmniAmerican Bancorp, Inc. disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Additional Information About the Proposed Merger and Where to Find It
This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between Southside and OmniAmerican, on September 5, 2014, Southside filed with the SEC a joint proxy statement/prospectus of Southside and OmniAmerican which also constitutes a definitive prospectus for Southside. Southside and OmniAmerican delivered the definitive joint proxy statement/prospectus to their respective shareholders or stockholders on or about September 11, 2014. On September 16, 2014, each of Southside and OmniAmerican filed a Current Report on Form 8-K, which also constitutes additional definitive proxy statement materials for OmniAmerican and a definitive prospectus for Southside, that contained supplemental proxy statement materials.
SOUTHSIDE AND OMNIAMERICAN URGE INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain copies of all documents filed with the SEC regarding the merger, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from: (i) Southside’s website (www.southside.com) under the tab “Investor Relations,” and then under the tab “Documents”; (ii) Southside upon written request to Corporate Secretary, P.O. Box 8444, Tyler, Texas 75711; (iii) OmniAmerican’s website (www.omniamerican.com) under the tab “Investor Relations,” and then under the tab “SEC Filings”; or (iv) OmniAmerican upon written request to Keishi High at 1320 South University Drive, Suite 900, Fort Worth, Texas 76107.

OmniAmerican Bancorp, Inc. and Subsidiary
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands, except per share data)

	September 30,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$13,704	$15,880
Investments:
Securities available for sale at fair value	440,675	430,775
Other	16,486	19,782
Loans held for sale	2,014	1,509

Loans, net of deferred fees and discounts	774,015	831,326
Less allowance for loan losses	(6,248)	(6,445)
Loans, net	767,767	824,881
Premises and equipment, net	39,999	41,512
Bank-owned life insurance	44,669	43,606
Other real estate owned	931	177
Mortgage servicing rights	1,559	1,473
Deferred tax asset, net	2,434	4,066
Accrued interest receivable	3,168	3,447
Other assets	3,869	4,205
Total assets	$1,337,275	$1,391,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$57,399	$58,071
Interest-bearing	741,392	755,503
Total deposits	798,791	813,574

Federal Home Loan Bank advances	302,833	362,000
Other borrowings	7,000	2,000
Accrued expenses and other liabilities	13,221	6,597
Total liabilities	1,121,845	1,184,171

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $0.01 per share; 100,000,000 shares authorized; 11,573,681 shares issued and outstanding at September 30, 2014 and 11,451,596 shares issued and outstanding at December 31, 2013	116	115
Additional paid-in capital	111,819	109,250
Unallocated Employee Stock Ownership Plan (“ESOP”) shares	(7,713)	(7,999)
Retained earnings	110,725	108,304
Accumulated other comprehensive loss	483	(2,528)
Total stockholders’ equity	215,430	207,142
Total liabilities and stockholders’ equity	$1,337,275	$1,391,313

OmniAmerican Bancorp, Inc. and Subsidiary
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Interest income:
Loans, including fees	$8,990	$11,097	$27,126	$29,263
Securities — taxable	2,561	2,335	7,796	6,613
Securities — nontaxable	1	—	2	1
Total interest income	11,552	13,432	34,924	35,877
Interest expense:
Deposits	1,012	1,181	3,048	4,028
Borrowed funds	606	646	1,940	1,832
Total interest expense	1,618	1,827	4,988	5,860
Net interest income	9,934	11,605	29,936	30,017
Provision for loan losses	550	200	1,925	1,800
Net interest income after provision for loan losses	9,384	11,405	28,011	28,217
Noninterest income:
Service charges and other fees	2,141	2,349	6,301	6,795
Net gains on sales of securities available for sale	—	—	607	1,701
Net gains on sales of loans	453	405	1,031	1,427
Net gains (losses) on sale of repossessed assets	(9)	20	1	17
Net gains (losses) on sales of premises and equipment	—	—	(1)	344
Commissions	327	462	1,104	1,067
Bank-owned life insurance income	346	368	1,063	1,051
Other income	223	193	747	640
Total noninterest income	3,481	3,797	10,853	13,042
Noninterest expense:
Salaries and benefits	6,156	6,645	18,780	19,442
Software and equipment maintenance	573	719	1,668	2,025
Depreciation of furniture, software, and equipment	259	394	852	1,222
FDIC insurance	168	193	521	522
Net loss on write-down of other real estate owned	7	205	29	227
Real estate owned expense (income)	26	(29)	90	(64)
Service fees	155	133	453	373
Communications costs	195	258	652	731
Other operations expense	734	775	2,316	2,341
Occupancy	992	959	2,911	2,884
Professional and outside services	1,440	1,145	4,431	3,185
Loan servicing	27	281	271	513
Marketing	97	212	290	520
Total noninterest expense	10,829	11,890	33,264	33,921
Income before income tax expense	2,036	3,312	5,600	7,338
Income tax expense	434	1,116	1,571	2,535
Net income	$1,602	$2,196	$4,029	$4,803

Earnings per share:
Basic	$0.15	$0.21	$0.37	$0.46
Diluted	$0.15	$0.21	$0.37	$0.46

OmniAmerican Bancorp, Inc. and Subsidiary
Selected Consolidated Financial Ratios and Other Data (Unaudited)
(Dollars in thousands, except per share data)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
Share Data:
Total shares outstanding at period end	11,573,681	11,548,984	11,551,732	11,451,596	11,464,131
Weighted average shares outstanding — Basic	10,562,536	10,496,407	10,480,586	10,464,009	10,447,002
Weighted average shares outstanding — Diluted	10,655,681	10,579,298	10,543,874	10,564,641	10,559,323
Income available to common stockholders (1)	$1,570	$876	$1,499	$1,624	$2,196
Basic earnings per share	$0.15	$0.08	$0.14	$0.16	$0.21
Diluted earnings per share	$0.15	$0.08	$0.14	$0.15	$0.21
Book value per share	$18.61	$18.58	$18.21	$18.09	$18.00

Performance Ratios:
Return on average assets (2)	0.47%	0.26%	0.44%	0.46%	0.64%
Return on average equity (2)	2.97%	1.69%	2.91%	3.12%	4.31%
Noninterest expense to average total assets (2)	3.18%	3.40%	3.05%	3.11%	3.46%
Efficiency ratio (3)	80.72%	85.19%	78.65%	79.43%	77.20%

Selected Balance Sheet Data:
Equity to total assets	16.11%	15.58%	15.13%	14.89%	14.24%

Capital Ratios:(4)
Total capital (to risk-weighted assets)	25.53%	24.58%	24.24%	23.41%	22.29%
Tier I capital (to risk-weighted assets)	24.73%	23.79%	23.46%	22.66%	21.54%
Tier I capital (to total assets)	15.89%	15.26%	14.98%	14.86%	14.13%

Asset Quality Ratios:
Non-performing assets to total assets	0.29%	0.34%	0.37%	0.39%	0.50%
Non-performing loans to total loans	0.33%	0.48%	0.41%	0.53%	0.69%
Allowance for loan losses to non-performing loans	244.73%	170.26%	196.06%	148.37%	112.70%
Allowance for loan losses to total loans	0.81%	0.81%	0.81%	0.78%	0.77%
Net charge-offs to average loans outstanding (2)	0.35%	0.41%	0.31%	0.33%	0.28%

_______________________
(1) Net of distributed and undistributed earnings to participating securities.
(2) Annualized.
(3) The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(4) Without giving effect to the final Basel III capital rules that apply to reporting periods beginning after January 1, 2015.

OmniAmerican Bancorp, Inc. and Subsidiary
Selected Consolidated Financial Ratios and Other Data (Unaudited)
(Dollars in thousands, except per share data)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
Average Balances:
Loans	$778,275	$792,852	$813,484	$852,202	$842,492
Securities	452,108	461,082	434,138	444,195	403,988
Other interest-earning assets	27,951	28,999	42,904	24,646	20,912
Total interest-earning assets	$1,258,334	$1,282,933	$1,290,526	$1,321,043	$1,267,392
Deposits:
Interest-bearing demand	$144,252	$148,113	$146,975	$142,375	$140,172
Savings and money market	344,271	342,261	340,067	338,961	334,025
Certificates of deposit	259,673	266,577	269,242	270,949	276,817
FHLB advances and other borrowings	318,790	338,178	356,432	394,322	352,634
Total interest-bearing liabilities	$1,066,986	$1,095,129	$1,112,716	$1,146,607	$1,103,648

Yields/Rates (1):
Loans (2)	4.62%	4.51%	4.52%	4.58%	5.27%
Securities	2.24%	2.27%	2.35%	2.34%	2.29%
Other interest-earning assets	0.40%	0.41%	0.32%	0.39%	0.36%
Total interest-earning assets (2)	3.67%	3.61%	3.65%	3.75%	4.24%
Deposits:
Interest-bearing demand	0.07%	0.06%	0.07%	0.06%	0.06%
Savings and money market	0.17%	0.17%	0.17%	0.17%	0.17%
Certificates of deposit	1.29%	1.28%	1.26%	1.29%	1.47%
FHLB advances and other borrowings	0.76%	0.74%	0.80%	0.75%	0.73%
Total interest-bearing liabilities	0.61%	0.60%	0.62%	0.62%	0.66%

Other Data:
Interest rate spread (2) (3)	3.06%	3.01%	3.03%	3.13%	3.58%
Net interest margin (2) (4)	3.16%	3.10%	3.12%	3.21%	3.66%

_______________________
(1) Annualized.
(2) Yields on loans and total interest-earning assets, the interest rate spread and the net interest margin include the effects of $1.3 million of non-accrual interest income recorded during the quarter ended September 30, 2013. The yields on loans and total interest-earning assets would have been 4.68% and 3.84%, respectively, excluding this non-accrual interest income. In addition, the interest rate spread would have been 3.18% and the net interest margin would have been 3.27%.

(3) The interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities for the period.
(4) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.